UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2008

Patriot Coal Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-33466	20-5622045
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12312 Olive Boulevard, Suite 400	63141
St. Louis, Missouri	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (314) 275-3600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 21, 2008, Patriot Coal Corporation (“Patriot”) entered into a Purchase Agreement (the “Purchase Agreement”) with Citigroup Global Markets Inc. and Lehman Brothers Inc., acting as representatives of a group of initial purchasers named in Schedule I to the Purchase Agreement (the “Initial Purchasers”), with respect to its issuance and sale of $175 million in aggregate principal amount of 3.25% Convertible Senior Notes due 2013 (the “Notes”). Patriot also granted the Initial Purchasers of the Notes a 30-day option, beginning on and including the pricing date, to purchase up to $25 million additional aggregate principal amount of the Notes to cover over-allotments, if any. The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated into this report by reference.

In connection with the offering of the Notes, Patriot entered into Amendment No. 2 (the “Credit Agreement Second Amendment”) dated as of May 19, 2008 among Patriot and the lenders party thereto entered into in connection with the Credit Agreement (the “Credit Agreement”) dated as of October 31, 2007, among Patriot, Bank of America, N.A., as administrative agent, L/C Issuer and Swing Line Lender, and the lenders party thereto, as amended by that certain Amendment No. 1 to the Credit Agreement dated as of April 2, 2008 among Patriot and the lenders party thereto.  The Credit Agreement Second Amendment amends the Credit Agreement to, among other things, (i) clarify the parties’ intentions with respect to the permanent debt terms and the convertible debt terms referred to in the Credit Agreement, (ii) permit the permanent debt and the convertible debt to be incurred prior to the closing of the merger, and (iii) modify certain covenants and definitions to accommodate the issuance of the permanent debt and the convertible debt. The foregoing description of the Credit Agreement Second Amendment does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement Second Amendment, which is filed as Exhibit 10.2 hereto, and is incorporated into this report by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.

The Notes and the shares of common stock issuable upon conversion of the Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and were offered only to “qualified institutional buyers” pursuant to Rule 144A promulgated under the Securities Act. The offering and sale of the Notes to the Initial Purchasers was made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.

 Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

10.1	Purchase Agreement, dated May 21, 2008 by and among Patriot Coal Corporation and Citigroup Global Markets Inc. and Lehman Brothers Inc.

10.2
Amendment No. 2, dated as of May 19, 2008, to the Credit Agreement dated as of October 31, 2007, among Patriot Coal Corporation, Bank of America, N.A., as administrative agent, L/C Issuer and Swing Line Lender, and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 23, 2008

PATRIOT COAL CORPORATION
By:	/s/ Joseph W. Bean
Joseph W. Bean
Senior Vice President, General Counsel & Corporate Secretary